EXHIBIT 99.1

Patriot Reports Second Quarter 2021 Net Income of $1.0 Million

Deposits grow 11%

STAMFORD, Conn., July 29, 2021 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (“Patriot,” “Bancorp” or the “Company”) (NASDAQ: PNBK), the parent company of Patriot Bank, N.A. (the “Bank”), today announced net income of $1.0 million, or $0.26 basic and diluted earnings per share for the quarter ended June 30, 2021, compared to a net loss of $1.3 million, or $0.32 basic and diluted loss per share reported in the second quarter of 2020. On a year-to-date basis, net income was $1.9 million, or $0.48 per fully diluted share, compared to a net loss of $2.4 million, or $0.60 fully diluted loss per share during the same year to date period in 2020.

The Bank continued to show improved net interest margins, core deposit growth, and lower operating expenses. The prepaid portfolio continues to be a low-cost funding source for the Bank and has increased substantially to $137.8 million as of June 30, 2021 from $50.0 million in July 2020. The portfolio growth provides a substantial improvement to the Bank’s net interest margin and overall funding costs. In addition, during the first half of 2021 the Bank recognized a gross payroll tax credit of $2.0 million under the Employee Retention Credit program of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Pre-tax income was $1.4 million and $2.6 million for the three months ended and six months ended June 30, 2021, respectively. Excluding the employee tax credit, pre-tax income was $257,000 and $587,000 for the three months and six months periods, respectively.

Since 2020, the Bank had provided payment deferrals on approximately $232.7 million of loans as permitted under the CARES Act. A significant percentage of those loans deferred have now resumed normal payments. Loans remaining on deferral in conjunction with the CARES Act declined to $21.3 million at June 30, 2021.

Patriot President & CEO Robert Russell stated: “The Bank’s focus on improving its funding sources, asset quality and loan growth continues to have a positive impact on the Bank’s financial condition. Key additions to staff and ongoing process improvements will contribute to continued advancement of our pursuit of performance. We are pleased with the progress that we have made so far even in what remains a challenging economic environment.”

Financial Results:

As of June 30, 2021, total assets increased to $963.1 million, as compared to $880.7 million at December 31, 2020. Net loans totaled $660.5 million versus $719.6 million as of December 31, 2020. Total deposits increased from $685.7 million at December 31, 2020 to $761.2 million at June 30, 2021.

The Bank has substantially improved its deposit and funding mix over the past year. During the past six months, brokered deposits declined by $28.5 million while growth in core funding of $40.5 million and prepaid deposits of $63.5 million combined to produce growth in total deposits of 11% or $75.5 million for the six-month period. Excluding the planned reduction of brokered deposits, total deposits increased $104.0 million during the first half of 2021.

Net interest income for the three months ended June 30, 2021, was $5.9 million, an increase of $251,000 or 4.4% from the comparable period in 2020. Net interest income for the six months ended June 30, 2021 was $12.1 million, an increase of $54,000 or 0.4% from the first half of 2020.

The Bank’s net interest margin showed strong improvement and was 2.90% for the six months ended June 30, 2021 compared with 2.59% for the comparable 2020 period. As economic activity continues to expand, loan balances are expected to grow, and coupled with reductions in funding costs, the Bank expects further improvements in net interest income.

The recovering economy, lower loan balances and lower pooled reserves resulted in no additions to the Bank’s allowance for loan and lease losses as compared to $1.7 million that was recognized in the first half of 2020. The majority of the provision in the first six-months of 2020 was primarily attributable to conditions and the uncertainty created by the COVID-19 pandemic. As of June 30, 2021, the allowance for loan losses was 1.54% of total loans, compared with 1.45% at December 31, 2020.

Non-interest income was $753,000 and $389,000 for the second quarter of 2021 and 2020, respectively. Non-interest income was $1.2 million and $810,000 for the six months ended June 30, 2021 and 2020, respectively. The increase was primarily attributable to an increase in gains on sales of SBA loans in 2021.

Non-interest expense was $5.3 million and $6.9 million for the second quarter of 2021 and 2020, respectively. Non-interest expense was $10.7 million and $14.3 million for the year-to-date 2021 and 2020 periods, respectively. The decrease in non-interest expense in the first half of 2021 was primarily driven by an Employee Retention Credit of $2.0 million under the Employee Retention Credit program of the CARES Act and a reduction of $368,000 in regulatory assessments expense.

For the first half of 2021, a provision for income taxes of $702,000 was recorded, compared to a benefit for income taxes of $805,000 for the first half of 2020.

As of June 30, 2021, shareholders’ equity was $65.9 million, compared with $63.2 million at December 31, 2020. Patriot’s book value per share rose to $16.69 at June 30, 2021, compared with $16.03 at December 31, 2020. The Bank’s capital ratios continue to be strong, maintaining its “well capitalized” regulatory status. As of June 30, 2021, the Bank’s Tier 1 leverage ratio was 10.10%, Tier 1 risk-based capital ratio was 12.04% and total risk-based capital ratio was 13.29%.

About the Company:

Patriot Bank is headquartered in Stamford and operates 9 branch locations: in Scarsdale, NY; and Darien, Fairfield, Greenwich, Milford, Norwalk, Orange, Stamford, Westport, CT with Express Banking locations at Bridgeport/ Housatonic Community College, downtown New Haven and Trumbull at Westfield Mall. The Bank also maintains SBA lending offices in Stamford, Connecticut, Florida, Georgia, Ohio, along with a Rhode Island operations center.

Founded in 1994, and now celebrating its 27th year, Patriot National Bancorp, Inc. (“Patriot” or “Bancorp”) is the parent holding company of Patriot Bank N.A. (“Bank”), a nationally chartered bank headquartered in Stamford, CT. Patriot operates with full-service branches in Connecticut and New York and provides lending products and services nationally. Patriot’s mission is to serve its local community and nationwide customer base by providing a growing array of banking solutions to meet the needs of individuals and small businesses owners. Patriot places great value in the integrity of its people and how it conducts business. An emphasis on building strong client relationships and community involvement are cornerstones of our philosophy as we seek to maximize shareholder value.

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995:
Certain statements contained in Bancorp’s public statements, including this one, may be forward looking and subject to a variety of risks and uncertainties. These factors include, but are not limited to: (1) changes in prevailing interest rates which would affect the interest earned on the Company’s interest earning assets and the interest paid on its interest bearing liabilities; (2) the timing of re-pricing of the Company’s interest earning assets and interest bearing liabilities; (3) the effect of changes in governmental monetary policy; (4) the effect of changes in regulations applicable to the Company and the Bank and the conduct of its business; (5) changes in competition among financial service companies, including possible further encroachment of non-banks on services traditionally provided by banks; (6) the ability of competitors that are larger than the Company to provide products and services which it is impracticable for the Company to provide; (7) the state of the economy and real estate values in the Company’s market areas, and the consequent effect on the quality of the Company’s loans; (8) demand for loans and deposits in our market area; (9) recent governmental initiatives that are expected to have a profound effect on the financial services industry and could dramatically change the competitive environment of the Company; (10) other legislative or regulatory changes, including those related to residential mortgages, changes in accounting standards, and Federal Deposit Insurance Corporation (“FDIC”) premiums that may adversely affect the Company; (11) the application of generally accepted accounting principles, consistently applied; (12) the fact that one period of reported results may not be indicative of future periods; (13) the state of the economy in the greater New York metropolitan area and its particular effect on the Company's customers, vendors and communities and other such factors, including risk factors, as may be described in the Company’s other filings with the Securities and Exchange Commission (the “SEC”); (14) political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism; (15) widespread outbreaks of infectious diseases, including the ongoing novel coronavirus (COVID-19) outbreak; (16) changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (17) our ability to access cost-effective funding; (18) our ability to implement and change our business strategies; (19) changes in the quality or composition of our loan or investment portfolios; (20) technological changes that may be more difficult or expensive than expected; (21) our ability to manage market risk, credit risk and operational risk in the current economic environment; (22) our ability to enter new markets successfully and capitalize on growth opportunities; (23) changes in consumer spending, borrowing and savings habits; (24) our ability to retain key employees; and (25) our compensation expense associated with equity allocated or awarded to our employees.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30, 2021	December 31, 2020	June 30, 2020

Assets
Cash and due from banks:
Noninterest bearing deposits and cash	$2,397	$3,006	$1,616
Interest bearing deposits	113,794	31,630	64,280
Total cash and cash equivalents	116,191	34,636	65,896
Investment securities:
Available-for-sale securities, at fair value	108,612	49,262	46,624
Other investments, at cost	4,450	4,450	4,450
Total investment securities	113,062	53,712	51,074

Federal Reserve Bank stock, at cost	2,744	2,783	2,897
Federal Home Loan Bank stock, at cost	4,185	4,503	4,503

Gross loans receivable	670,896	730,180	792,500
Allowance for loan losses	(10,362)	(10,584)	(11,148)
Net loans receivable	660,534	719,596	781,352

SBA loans held for sale	2,636	1,217	7,579
Accrued interest and dividends receivable	6,207	6,620	5,624
Premises and equipment, net	32,824	33,423	33,962
Other real estate owned	1,216	1,906	2,400
Deferred tax asset, net	10,560	11,496	12,180
Goodwill	1,107	1,107	1,107
Core deposit intangible, net	319	343	586
Other assets	11,469	9,387	10,384
Total assets	$963,054	$880,729	$979,544

Liabilities
Deposits:
Noninterest bearing deposits	$218,374	$158,676	$97,360
Interest bearing deposits	542,824	526,980	685,728
Total deposits	761,198	685,656	783,088

Federal Home Loan Bank and correspondent bank borrowings	90,000	90,000	90,000
Senior notes, net	11,965	11,927	11,890
Subordinated debt, net	9,796	9,782	9,767
Junior subordinated debt owed to unconsolidated trust, net	8,114	8,110	8,106
Note payable	893	994	1,094
Advances from borrowers for taxes and insurance	3,607	3,786	3,773
Accrued expenses and other liabilities	11,619	7,255	7,654
Total liabilities	897,192	817,510	915,372

Commitments and Contingencies	-	-	-

Shareholders' equity
Preferred stock	-	-	-
Common stock	106,409	106,329	106,251
Accumulated deficit	(40,716)	(42,592)	(41,123)
Accumulated other comprehensive loss	169	(518)	(956)
Total shareholders' equity	65,862	63,219	64,172

Total liabilities and shareholders' equity	$963,054	$880,729	$979,544

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Interest and Dividend Income
Interest and fees on loans	$7,267	$7,743	$9,111	$15,010	$19,144
Interest on investment securities	420	310	378	730	794
Dividends on investment securities	57	34	90	91	228
Other interest income	23	24	24	47	159
Total interest and dividend income	7,767	8,111	9,603	15,878	20,325

Interest Expense
Interest on deposits	623	785	2,792	1,408	5,992
Interest on Federal Home Loan Bank borrowings	741	733	638	1,474	1,335
Interest on senior debt	228	229	228	457	457
Interest on subordinated debt	233	234	253	467	521
Interest on note payable and other	4	4	5	8	10
Total interest expense	1,829	1,985	3,916	3,814	8,315

Net interest income	5,938	6,126	5,687	12,064	12,010

Provision for loan losses	-	-	910	-	1,714

Net interest income after provision for loan losses	5,938	6,126	4,777	12,064	10,296

Non-interest Income
Loan application, inspection and processing fees	61	63	40	124	93
Deposit fees and service charges	64	65	66	129	180
Gains on sale of loans	258	94	72	352	84
Rental income	140	130	131	270	262
Gain on sale of investment securities	93	-	-	93	-
Other income	137	90	80	227	191
Total non-interest income	753	442	389	1,195	810

Non-interest Expense
Salaries and benefits	2,447	2,216	3,645	4,663	7,506
Occupancy and equipment expenses	778	920	921	1,698	1,870
Data processing expenses	362	350	371	712	761
Professional and other outside services	714	852	726	1,566	1,510
Project expenses, net	1	10	54	11	148
Advertising and promotional expenses	77	62	123	139	270
Loan administration and processing expenses	14	24	36	38	60
Regulatory assessments	208	228	364	436	804
Insurance expenses	75	60	78	135	148
Communications, stationary and supplies	144	145	133	289	253
Other operating expenses	466	528	439	994	931
Total non-interest expense	5,286	5,395	6,890	10,681	14,261

Income (loss) before income taxes	1,405	1,173	(1,724)	2,578	(3,155)

Provision (benefit) for income taxes	383	319	(446)	702	(805)
Net income (loss)	$1,022	$854	$(1,278)	$1,876	$(2,350)

Basic earnings (loss) per share	$0.26	$0.22	$(0.32)	$0.48	$(0.60)
Diluted earnings (loss) per share	$0.26	$0.22	$(0.32)	$0.48	$(0.60)

FINANCIAL RATIOS AND OTHER DATA

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Performance Data:

Net income (loss)	$1,023	$854	$(1,279)	$1,876	$(2,350)
Return on Average Assets	0.46%	0.39%	-0.52%	0.42%	-0.48%
Return on Average Equity	6.35%	5.39%	-7.89%	5.87%	-7.11%
Net Interest Margin	2.82%	2.99%	2.46%	2.90%	2.59%
Efficiency Ratio	78.99%	82.14%	113.41%	80.56%	111.24%
Efficiency Ratio excluding project costs	78.98%	81.99%	112.49%	80.47%	110.08%
% (decrease) increase in loans	-0.85%	-7.33%	-3.22%	-8.12%	-2.42%
% increase in deposits excluding brokered deposits	10.96%	4.66%	7.68%	16.14%	15.30%

Asset Quality:
Nonaccrual loans	$24,524	$24,587	$21,593	$24,524	$21,593
Other real estate owned	$1,216	$1,216	$2,400	$1,216	$2,400
Total nonperforming assets	$25,740	$25,803	$23,993	$25,740	$23,993

Nonaccrual loans / loans	3.66%	3.63%	2.72%	3.66%	2.72%
Nonperforming assets / assets	2.67%	2.91%	2.45%	2.67%	2.45%
Allowance for loan losses	$10,362	$10,426	$11,148	$10,362	$11,148
Valuation reserve	$469	$477	$485	$469	$485
Allowance for loan losses with valuation reserve	$10,831	$10,903	$11,633	$10,831	$11,633

Allowance for loan losses / loans	1.54%	1.54%	1.41%	1.54%	1.41%
Allowance / nonaccrual loans	42.25%	42.40%	51.63%	42.25%	51.63%
Allowance for loan losses and valuation reserve / loans	1.61%	1.61%	1.47%	1.61%	1.47%
Allowance for loan losses and valuation reserve / nonaccrual loans	44.16%	44.34%	53.87%	44.16%	53.87%

Gross loan charge-offs	$80	$272	$691	$352	$735
Gross loan (recoveries)	$(17)	$(114)	$(13)	$(129)	$(54)
Net loan charge-offs	$63	$158	$678	$223	$681

Capital Data and Capital Ratios
Book value per share (1)	$16.69	$16.21	$16.30	$16.69	$16.30
Shares outstanding	3,947,276	3,944,272	3,935,841	3,947,276	3,935,841

Bank Capital Ratios:
Leverage Ratio	10.10%	10.12%	9.03%	10.10%	9.03%
Tier 1 Capital	12.04%	12.07%	10.52%	12.04%	10.52%
Total Risk Based Capital	13.29%	13.32%	11.77%	13.29%	11.77%

(1) Book value per share represents shareholders' equity divided by outstanding shares.

Deposits:
(In thousands)
	June 30, 2021	December 31, 2020	June 30, 2020
Non-interest bearing:
Non-interest bearing	$135,477	$99,344	$97,360
Prepaid DDA	82,897	59,332	-
Total non-interest bearing	218,374	158,676	97,360

Interest bearing:
NOW	36,085	30,529	26,941
Savings	99,264	98,635	70,230
Money market	123,327	131,378	165,658
Money market - prepaid deposits	54,922	15,011	-
Certificates of deposit, less than $250,000	152,700	160,968	194,388
Certificates of deposit, $250,000 or greater	63,690	49,172	67,626
Brokered deposits	12,836	41,287	160,885
Total Interest bearing	542,824	526,980	685,728

Total Deposits	$761,198	$685,656	$783,088

Total Prepaid deposits	$137,819	$74,343	$-

Total deposits excluding brokered deposits	$748,362	$644,369	$622,203

Contacts:
Patriot Bank, N.A.	Joseph Perillo	Robert Russell
900 Bedford Street	Chief Financial Officer	President & CEO
Stamford, CT 06901	203-252-5954	203-252-5939
www.BankPatriot.com